EXHIBIT 10.22.1

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION
PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.  THE
SYMBOL “[***]” HAS BEEN INSERTED IN PLACE OF THE PORTIONS SO
OMITTED.

AMENDMENT NO. 1

to the

Airline Services Agreement

By and Among

Pinnacle Airlines Corp., Pinnacle Airlines, Inc. and

Northwest Airlines, Inc.

This Amendment No. 1 (the “Amendment”) to the Airline Services Agreement by and among Pinnacle Airlines Corp., Pinnacle Airlines, Inc. and Northwest Airlines, Inc., dated January 14, 2003 and made effective as of January 1, 2003 (the “ASA”) is made and entered into as of September 11, 2003.

WITNESSETH:

WHEREAS, Pinnacle Airlines Corp., Pinnacle Airlines, Inc. and Northwest Airlines, Inc. desire to amend certain provisions of the ASA in the manner set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Pinnacle Airlines Corp., Pinnacle Airlines, Inc. and Northwest Airlines, Inc. enter into this Amendment and agree as follows:

1.                                       Section 1.01 of the ASA is amended effective September 11, 2003 as follows:

A.  The definition of “Aircraft” is amended in its entirety to read as follows:

“Aircraft” means, (i) the fifty-one (51) CRJ-200/440 Canadair Regional Jet aircraft in Pinnacle’s fleet as of the Effective Date, (ii) the eighteen (18) CRJ-200/440 Canadair Regional Jet aircraft that have been added to Pinnacle’s fleet pursuant to Section 3.02 between the Effective Date and September 11, 2003; (iii) the sixty (60) additional CRJ-200 or CRJ-440 Canadair Regional Jet aircraft when and as such aircraft are added to Pinnacle’s fleet pursuant to Section 3.02; and (iv) up to one hundred seventy-five (175) additional CRJ-200/440 Canadair Regional Jet aircraft when, as and if such aircraft are added to Pinnacle’s fleet pursuant to Section 3.02.  Any Aircraft removed from Pinnacle’s fleet cease to be “Aircraft” hereunder upon the date of such removal.

B.             The definition of “Spare Engines” is amended in its entirety to read as follows:

“Spare Engines” means (i) the four (4) General Electric CF34-3B1 spare engines (including QECs where applicable in accordance with the respective Spare Engine Lease) in Pinnacle’s fleet as of the Effective Date, (ii) the one (1) General Electric CF34-3B1 spare engine that has been added to Pinnacle’s fleet pursuant to Section 3.02 between the Effective Date and September 11, 2003; (iii) the five (5) additional CF34-3B1 spare engines (including QECs where applicable in accordance with the respective Spare Engine Lease) when and as such spare engines are added to Pinnacle’s fleet pursuant to Section 3.02; and (iv) additional CF34-3B1 spare engines (including QECs where applicable in accordance with the respective Spare Engine Lease) when, as and if such spare engines are added to Pinnacle’s fleet pursuant to Section 3.02.  Any Spare Engine removed from Pinnacle’s fleet ceases to be a “Spare Engine” hereunder upon the date of such removal.

2.             Section 3.02(a) of the ASA is amended in its entirety effective September 11, 2003 to read as follows:

(a)  Determination of Fleet Size.  As of the Effective Date, Pinnacle’s fleet consisted of  fifty-one (51) CRJ-200/440 Canadair Regional Jet aircraft and four (4) Spare Engines, and as of September 11, 2003, Pinnacle’s fleet consisted of sixty-nine (69) CRJ-200/440 Canadair Regional Jet aircraft and five (5) Spare Engines.

(i)                                     Equipment Additions.  Northwest and Pinnacle agree that (A) subject to Bombardier (x) continuing to provide or cause to be provided to Northwest financing for the Equipment on a basis no less favorable to Northwest than the terms of such financing as in effect as of the Effective Date and (y) delivering Canadair Regional Jet Aircraft to Northwest as scheduled as of the Effective Date, an additional sixty (60) CRJ-200/440 Canadair Regional Jet Aircraft and five (5) Spare Engines shall be added to Pinnacle’s fleet on or before December 31, 2005, provided that at Northwest’s option one of such Spare Engines may be added to Pinnacle’s fleet after December 31, 2005 and on or before June 30, 2006, and (B) Northwest shall have the right to cause from time to time up to an additional one hundred seventy-five (175) CRJ-200/440 Canadair Regional Jet Aircraft and twenty-four (24) Spare Engines to be added to Pinnacle’s fleet.

(ii)                                  Equipment Removal Rights.  Northwest and Pinnacle agree that (A) Northwest shall have the right from time to time to cause Pinnacle to assign the Saab Leases to Northwest (or its designee) or to sublease to Northwest (or its designee) any or all of the Saab 340 Aircraft; and (B) from and after that time when Pinnacle has more than one hundred twenty-nine (129) CRJ-200/440 Aircraft, Northwest shall have the right upon at least ninety (90) days prior written notice to require the removal of CRJ-200/440 Aircraft and related Spare Engines selected by Northwest from Pinnacle’s fleet provided that at no time shall the number of such Aircraft and Spare Engines removed pursuant to this Section 3.02(a)(ii)(B) cause the number of Aircraft in Pinnacle’s fleet to be less than one hundred twenty-nine

(129) or cause the number of Spare Engines in Pinnacle’s fleet to be less than ten (10).

(iii)                               Additional Equipment Removal Rights.  Notwithstanding Section 3.02(a)(ii)(B), in the event of (A) a labor action or other event giving rise to Northwest’s right to terminate this Agreement pursuant to Section 10.03(e) and (B) Northwest has not yet exercised its termination rights, (1) Northwest shall have the right to terminate Leases for, and take immediate possession of, up to seventy-nine (79) CRJ 200/440 Aircraft and related Spare Engines selected by Northwest, and (2) if the labor action or other event continues beyond 45 days Northwest shall have the right to select and terminate Leases for, and take immediate possession of, up to that number of CRJ 200/440 Aircraft in excess of fifty (50) and the related Spare Engines.

(iv)                              Fleet Continuation Option.  In the event Northwest terminates this Agreement on December 31, 2012 pursuant to Section 10.01 below, Pinnacle shall have the option to retain one hundred twenty-nine (129) Aircraft and ten (10) Spare Engines in its fleet until December 31, 2017; provided, however, that in order to exercise this option Pinnacle must provide Northwest written notice on or before December 31, 2011 of its intent to exercise the option, and further provided that if the number of Aircraft and Spare Engines in Pinnacle’s fleet as of December 31, 2012 is less than one hundred twenty-nine  (129) Aircraft and ten (10) Spare Engines, this option shall only be applicable as to the number of Aircraft and Spare Engines in Pinnacle’s fleet as of December 31, 2012.  In the event Pinnacle exercises this option, (A) Northwest and Pinnacle shall enter into new Leases for the retained Aircraft which shall be substantially in the form of Exhibit A-1, provided that Northwest may require Pinnacle to establish maintenance reserves in accordance with the terms set forth in the form of Lease attached and that the Aircraft Rental Expense for each such Aircraft shall be the greater of fair market rental or [***] per Aircraft per month, (B) Northwest and Pinnacle shall enter into new Leases for the retained Spare Engines which shall be substantially in the form of Exhibit A-2, provided that Northwest may require Pinnacle to establish maintenance reserves in accordance with the terms set forth in the form of Lease attached and the Spare Engine Rental Expense for each such Spare Engine shall be the greater of the fair market rental or the then-existing Spare Engine Rental Expense for such Spare Engine, and (C) the retained Aircraft shall be re-painted as soon as possible after the Termination Date at Pinnacle’s sole expense to remove all NW Identification from the Aircraft, including but not limited to re-painting the red tails of the Aircraft.

(v)                                 Unscheduled Aircraft.  Subject to Pinnacle’s approval, which shall not be unreasonably withheld, Northwest shall determine the appropriate level of unscheduled Aircraft to be included in Pinnacle’s fleet from time to time.

(vi)                              Spare Engine Requirements.  Subject to Section 3.02(a)(i) above, Northwest and Pinnacle shall mutually determine the appropriate quantity of Spare Engines to be included in Pinnacle’s fleet from time to time.

3.                                       Section 2.15(a) of the ASA is amended in its entirety effective September 11, 2003 to read as follows:

(a)  Pinnacle Corp. and/or its Affiliates shall not engage in any such activity until January 1, 2005;

4.                                       Miscellaneous.  This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the internal laws of the State of Minnesota, notwithstanding the choice of law provisions thereof.  Except as specifically amended, the ASA remains in full force and effect and is reaffirmed by each of the parties hereto.  From and after the date hereof all references in the ASA to the “Agreement” shall be deemed to be references to the Agreement as amended by this Amendment.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date and year first set forth above.

PINNACLE AIRLINES, INC.		NORTHWEST AIRLINES, INC.

By:	/s/ Curtis E. Sawyer	By:	/s/ J. Timothy Griffin
	Vice President and CFO	Executive Vice President,
Marketing and Distribution

PINNACLE AIRLINES CORP.

By:	/s/ Curtis E. Sawyer
Vice President and CFO